SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934
                          (Amendment No.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
   Check the appropriate box:
   [ ] Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                          PECO ENERGY COMPANY
           ________________________________________________
           (Name of Registrant as Specified In Its Charter)

               T. D. CUTLER; G. M. PFEIL (PECO ENERGY);
           ________________________________________________
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
   [X] No Fee Required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.
   1.  Title of each class of securities to which transaction applies:
       ___________________________________________________
   2.  Aggregate number of securities to which transaction applies:
       ___________________________________________________
   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
   4.  Proposed maximum aggregate value of transaction:
       ___________________________________________________
   5.  Total fee paid:
       ___________________________________________________
   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:
       ___________________________________________________
       2) Form, Schedule or Registration Statement No.:
       ___________________________________________________
       3) Filing Party:
       ___________________________________________________
       4) Date Filed:
       ___________________________________________________

   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                        [LOGO]   PECO ENERGY COMPANY

      NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

                                          CORBIN A. McNEILL, JR.
                                          Chairman, President and
                                          Chief Executive Officer
[LOGO]  PECO ENERGY
                                          -----------------------------------
                                          PECO Energy Company
                                          2301 Market Street
                                          PO Box 8699
                                          Philadelphia, PA 19101-8699


                                          March 2, 1998


Dear Shareholder,

    You are cordially invited to attend our Annual Meeting of Shareholders at 9:30 AM on Wednesday, April 8, 1998, at the Valley Forge Convention Center, Valley Forge, Pennsylvania. We will review PECO Energy Company's 1997 performance and answer your questions. Enclosed with this Proxy
Statement are your voting card and the 1997 Annual Report.

    You will note that this proxy statement is in a different format from prior years. We have attempted to both simplify the format and develop the text in "plain English" rather than in the traditional legal tone. We hope you like the new format and welcome your comments.

    I want to acknowledge the responses that I have received from shareholders to my letter explaining the Board's action in January reducing the Company's dividend. I know that this will be a topic of discussion at the Annual Meeting. We will be prepared to explain the circumstances that dictated this decision and to respond to your questions related to this action.


                                          Sincerely,

                                         [CORBIN A. MCNEILL, JR.]


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          KATHERINE K. COMBS
                                          Deputy General Counsel
                                          and Corporate Secretary
[LOGO] PECO ENERGY
                                          -----------------------------------
                                          PECO Energy Company
                                          2301 Market Street
                                          PO Box 8699
                                          Philadelphia, PA 19101-8699


                                          March 2, 1998


                             NOTICE OF THE 1998
                       ANNUAL MEETING OF SHAREHOLDERS

We will hold the Annual Meeting of Shareholders of PECO Energy Company on WEDNESDAY, APRIL 8, 1998, at 9:30 AM, at the Valley Forge Convention Center, Valley Forge, Pennsylvania. The purpose of the meeting is to consider and take action on the following:

    1. Election of five directors: Susan W. Catherwood, G. Fred DiBona, Jr.,
       R. Keith Elliott, John M. Palms, Ph.D. and Joseph F. Paquette, Jr., each for a term of three years;

    2. Ratification of Coopers & Lybrand L.L.P. as PECO Energy's independent accountants for 1998;

    3. A shareholder proposal relating to attorneys as director candidates, if properly presented at the meeting.

    4. A shareholder proposal relating to the use of mixed oxide fuel in nuclear reactors, if properly presented at the meeting.

    5. Transact any other business that properly comes before the meeting.

Shareholders of record as of February 20, 1998 will be entitled to vote at the meeting.

This Proxy Statement, voting instructions and Annual Report to Shareholders are being distributed on or about March 2, 1998.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. To ensure that your vote is counted, you should allow enough time for the postal service to deliver your proxy before the meeting.


                                          By Order of the
                                          Board of Directors

                                         [KATHERINE K. COMBS]

                   T A B L E   O F   C O N T E N T S

Questions and Answers ....................................................  1
Proposals to be Voted Upon ...............................................  3
     Election of Directors................................................  3
     Ratification of Coopers & Lybrand L.L.P. as PECO Energy's
        Independent Accountants for 1998..................................  3
     Shareholder Proposal Relating To Attorneys as Director Candidates....  4
     Shareholder Proposal Relating To Use Of Mixed Oxide Fuel In
        Nuclear Reactors..................................................  5
Beneficial Ownership Table................................................  7
Board of Directors........................................................  8
     Board Committees..................................................... 12
     Board Compensation................................................... 13
Report of the Compensation Committee...................................... 14
Performance Graph......................................................... 18
Summary Compensation Table................................................ 19
Option Grant Table........................................................ 20
Option Exercise and Year-End Value Table.................................. 21
Retirement Plans.......................................................... 22
Other Information......................................................... 23





------------------------------------------------------------------------------
 For directions to the Annual Meeting, please refer to the inside back cover.
------------------------------------------------------------------------------

                Q U E S T I O N S   A N D   A N S W E R S
------------------------------------------------------------------------------
Q: WHAT AM I VOTING ON?

A: o Election of five directors (Susan W. Catherwood; G. Fred
     DiBona, Jr.; R. Keith Elliott; John M. Palms, Ph.D.; and Joseph F. Paquette, Jr.);

   o Ratification of Coopers & Lybrand L.L.P. as PECO Energy's independent public accountants for 1998;

   o A shareholder proposal relating to attorneys as directors, if presented at the meeting;

   o A shareholder proposal relating to the use of mixed oxide fuel in nuclear reactors, if presented at the meeting.

     (See pages 3 through 6 for more information.)
------------------------------------------------------------------------------
Q: WHO IS ENTITLED TO VOTE?

A: Shareholders of PECO Energy Company as of the close of business on February 20, 1998 (the record date) are entitled to vote at the 1998 Annual Meeting. Each share of common stock is entitled to one vote.
------------------------------------------------------------------------------
Q: HOW DO I VOTE?

A: Sign and date each proxy card that you receive and return it in the prepaid envelope. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other three proposals.

If you do not mark any selections, your proxy card will be voted in favor of the election of directors and Proposal 1, and against the shareholder proposals, Proposals 2 and 3. You have the right to revoke your proxy any time before the meeting by 1) notifying the Corporate Secretary, 2) voting in person or 3) returning a later-dated proxy.
------------------------------------------------------------------------------
Q: CAN I VOTE MY SHARES BY TELEPHONE OR ELECTRONICALLY?

A: If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone or electronically through the Internet, by following the instructions included on your proxy card.

If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone or electronically.
------------------------------------------------------------------------------
Q: WHO WILL COUNT THE VOTE?

A: Representatives of First Chicago Trust Company of New York and the Company's Office of the Corporate Secretary will tabulate the votes and serve as judges of election.

------------------------------------------------------------------------------
Q: WHAT CONSTITUTES A QUORUM?

A: As of the record date, 222,546,562 shares of PECO Energy Company common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for transacting business at the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Annual Meeting for purposes of a quorum, but will not be counted as votes cast on such matters.
------------------------------------------------------------------------------
Q: WHAT VOTE IS NEEDED FOR THESE PROPOSALS TO BE ADOPTED?

A: The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the adoption of each proposal. For the election of directors, abstentions and votes "withheld" will be considered votes against the directors. For all other proposals, abstentions and broker non-votes will not be counted as "votes" cast on such matters.
------------------------------------------------------------------------------
Q: WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH WILL IT COST?

A: The Company is soliciting your proxy for the Annual Meeting and will bear the entire cost of the solicitation of proxies. The Company has engaged Morrow & Co., Inc. to assist in the distribution of proxy materials and solicitation of proxies for a fee of $15,000, plus out-of-pocket expenses. Proxies may be solicited through the mail and personally by telephone or telegram by directors, officers and regular employees of PECO Energy Company without additional compensation for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock.
------------------------------------------------------------------------------
Q: HOW DOES A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF PECO ENERGY
   COMPANY?

A: You may recommend any person as a nominee for director of PECO Energy Company by writing to M. Walter D'Alessio, Chairman of the Corporate Governance Committee, c/o PECO Energy Company, 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699. Your recommendation must include a notarized statement indicating the nominee's willingness to serve, if elected, and certain information required under the Bylaws, including the nominee's principal occupations or employment over the past five years. The Corporate Governance Committee has the sole discretion to determine whom it will recommend, and the Board has the sole discretion to make the final selection of nominees. You cannot nominate a candidate from the floor of the Annual Meeting unless you have submitted notice and the information required by the Bylaws to the Corporate Secretary and it is received no later than
March 25, 1998.
------------------------------------------------------------------------------
Q: WHEN ARE THE 1999 SHAREHOLDER PROPOSALS DUE?

A: In order to be considered, you must submit proposals for next year's Annual Meeting in writing to Katherine K. Combs, Deputy General Counsel and Corporate Secretary, PECO Energy Company, 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699. Under the Company's Bylaws, no proposal can be considered at the 1999 Annual Meeting unless it is received by the Corporate Secretary before the close of business on November 3, 1998 and meets the other requirements of the rules of the United States Securities and Exchange Commission relating to shareholder proposals.

          P R O P O S A L S   T O   B E   V O T E D   U P O N

ELECTION OF DIRECTORS

The Board of Directors consists of 13 members, divided into three classes.(1) The three-year terms of each class are staggered so that the term of one class expires at each Annual Meeting. The terms of the five Class II directors will expire at the 1998 Annual Meeting.

The Corporate Governance Committee has recommended and the Board of Directors nominates the following Class II directors for re-election: Susan W. Catherwood; G. Fred DiBona, Jr.; R. Keith Elliott; John M. Palms, Ph.D.;
and Joseph F. Paquette, Jr. Each has consented to serve a three-year term. (See pages 8 through 11 for more information.)

If any director is unable to stand for re-election, the Board may reduce the number of directors, or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not anticipate that any nominee will be unavailable or unable to serve.

THE CORPORATE GOVERNANCE COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THESE DIRECTORS.


PROPOSAL 1

RATIFICATION OF COOPERS & LYBRAND L.L.P. AS PECO ENERGY'S INDEPENDENT ACCOUNTANTS FOR 1998

Coopers & Lybrand L.L.P. (C&L) have been our independent public accountants for many years. The Audit Committee and the Board of Directors believe that C&L's long-term knowledge of PECO Energy Company is invaluable, especially as the Company transitions to competition. Representatives of C&L working on Company matters are periodically changed, providing PECO Energy with new expertise and experience. Representatives of C&L have direct access to members of the Audit Committee and regularly attend their meetings. Representatives of C&L will attend the Annual Meeting to answer appropriate questions and make a statement if they desire.

In 1997, the Audit Committee reviewed the C&L Audit Plan for 1998 and proposed fees and concluded that the scope of audit was appropriate and the proposed fees were reasonable.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998.



(1) A resolution adopted by the Board of Directors in 1973 provides that directors will offer their resignation from the Board of Directors prior to the next Annual Meeting following their 70th birthday. Class I Directors Richard G. Gilmore and Joseph J. McLaughlin are now 70 and pursuant to this resolution, have offered their resignation effective March 31, 1998.
Following his retirement as Chairman of Conrail, James A. Hagen also offered his resignation effective March 31, 1998. At the February 1998 Board of Directors meeting, Rosemarie B. Greco was elected as a Class I director by the Board of Directors.

PROPOSAL 2

ATTORNEYS AS DIRECTOR CANDIDATES

Richard Ash, 1612 Latimer Street, Philadelphia, PA 19103 has informed the Company that he intends to present the following proposal at the meeting:

"Resolved that PECO Energy Company (PECO) adopt the following policy: That no lawyer shall be selected for the PECO slate of endorsed candidates for director who either directly or indirectly derives any compensation from any law firm that provides legal services to PECO.

SHAREHOLDER'S STATEMENT OF SUPPORT

Board Members have the duty of undivided loyalty to PECO. There is an ample pool of candidates qualified to serve on PECO's Board without conflicts of interest. Lawyer Board Members that derive compensation from the providing of legal services to PECO raise questions of conflict of interest including:

    1. Can such a director be a vigorous advocate of policies designed to reduce legal expenses by using internal legal staff to the fullest extent possible, settling cases instead of litigation, choosing the most cost effective law firms and strictly monitoring activities and billing when external counsel must be used?

    2. Can such a director be relied on to prudently limit top management's salaries, stock options and other perquisites, when offending top management by such limitation could result in an end to income derived from providing legal services to PECO?

PECO has a history of lawyer directors whose law firms provide legal services to PECO. The proponent of this resolution has asked the PECO Board and its Chairman to stop this practice at a number of recent annual meetings without success. PECO shareholders should vote for this resolution."

The Board of Directors Recommends a Vote "AGAINST" Proposal 2.

This proposal seeks to impose what the Board believes to be an arbitrary and unnecessary policy relating to director selection. An identical proposal was submitted to shareholders at the prior four Annual Meetings of Shareholders and was overwhelmingly defeated, with only 13.3%, 12.4%, 13.9% and 12.0%, respectively, of the vote cast in favor. The Corporate Governance Committee of the Board selects as nominees only those persons whom the Committee believes are well qualified to serve as directors. It weighs, on a case-by-case basis, the potential contribution it believes a potential nominee will make to PECO Energy. This "case-by-case" approach is consistent with the approach adopted by the New York Stock Exchange.

The Board has a policy that a director shall not enter into transactions with the Company without first disclosing the individual transaction and obtaining advance approval by the Board of Directors. The Board believes that it is in the best interests of the Company and its shareholders to maintain the ability to utilize the business services of individual Board members.

The Board believes, as a general matter, that any proposal which, like this proposal, seeks to impose rigid eligibility requirements for director nominations is not in the best interests of shareholders because such requirements restrict, rather than enhance, the Company's ability to identify the most qualified persons to serve as directors.

The Board of Directors Recommends a Vote "AGAINST" Proposal 2.

PROPOSAL 3

USE OF MIXED OXIDE FUEL IN NUCLEAR REACTORS

Betty Schroeder, of 5349 W. Bar X Street, Tucson, AZ 85713 and Robert F. Sutton, of 4026 School House Lane, Plymouth Meeting, PA 19462 have informed the Company that they intend to present the following proposal at the meeting:

"REFUSE PLUTONIUM FUEL FOR REACTORS

Whereas:

The Department of Energy plans to dispose of surplus weapons plutonium by immobilization in ceramics and possibly as plutonium/uranium oxide (MOX) fuel for commercial reactors (to prevent diversion to bomb making and environmental dispersal);

PECO Energy Company has expressed interest to use MOX fuel;

We believe the public opposes using weapons plutonium fuel because it would:
(1) violate the barrier between nuclear power and nuclear weapons; (2) still be weapons-usable, so would require heavy security in transit and at reactors;
(3) be more costly to fabricate the fuel and to operate the reactors; (4) be too dangerous because it would be more hazardous to control during fissioning in reactors, increasing operating risks and component aging; (5) generate great quantities of radioactive waste, exacerbating the already critical, unresolved problems of radioactive waste storage; (6) spread plutonium more widely than if immobilized directly; and (7) increase the likelihood of locking the U.S. into a deadly plutonium economy;

During fissioning of MOX fuel, nearly as much new plutonium would be generated as it initially contained (virtually no net loss of plutonium would result), and, additionally, huge amounts of other radioactive wastes would be generated; and

PECO's above-industry-average violations, fines and safety problems make Limerick 1, 2 or Peach Bottom 2, 3 poor choices to use the more risky MOX fuel. Electric utility deregulation is causing most utilities to cut costs. This added pressure to try to make nuclear electricity cost-competitive further reduces public confidence that PECO could maintain safety and security, especially if the more risky weapons plutonium fuel were used;

THEREFORE BE IT RESOLVED that the shareholders request the Company to establish a firm policy to refuse to use MOX fuel.

Supporting Statement:

Weapons plutonium cannot be used directly as fuel, but must undergo complicated and dangerous processing, creating additional radioactive waste. No fabrication facility exists in the U.S. It could be years before MOX fuel could be produced, extending plutonium accessibility for diversion or theft. During these delays, economic or technical conditions may close candidate reactors.

European experience using MOX fuel is only from reprocessed commercial reactor wastes, not the experimental weapons plutonium. European public support for MOX fuel is declining. European reprocessing corporations are the driving force of MOX fuel promotion, and falsely claim that the U.S. must use MOX fuel to win Russia's cooperation with surplus plutonium disposition. Rather, the U.S. should lead in developing the most effective way to immobilize weapons plutonium directly, and assist all others in this choice.

Radiation health scientist Dr. John Gofman warns of public health risks for cancer and genetic damage from radiation (see:
>http://www.ratical.com/radiation/CNR/> The safety of hundreds of future generations depends upon the careful isolation of plutonium from the biosphere. Use of weapons plutonium in commercial reactors would create a dangerous precedent. For economic, safety, environmental, and security reasons, we urge your supporting vote for this proposal."

The Board of Directors Recommends a Vote "AGAINST" Proposal 3.

This proposal seeks to prevent the Company from even considering participation in a federal program in which the Company could obtain a low-cost source of fuel. Such a program is personally supported by the President of the United States, the U.S. Department of Energy (DOE) and the National Academy of Science.

Nuclear reactors in the United States use uranium oxide as fuel. Nuclear reactors can also use a blend of plutonium oxide and uranium oxide, also known as mixed oxide (MOX) as fuel. The process involves blending small amounts of plutonium oxide into the uranium oxide. MOX fuel has been in existence for decades and is widely used in Europe, although obtaining plutonium from excess weapons is a recent concept resulting from nuclear disarmament.

As a result of nuclear disarmament, there was concern about what to do with surplus weapons-usable plutonium. In an effort to reduce the danger of existing stockpiles of plutonium, the National Academy of Science recommended to the President of the United States a program to reduce the stockpiles. Based on the National Academy of Science report, the DOE began evaluating the feasibility of using MOX in United States commercial nuclear reactors. After several years of study, hearings, public input, and a substantial record, the DOE adopted a two-part program for disposing of plutonium: (1) immobilization, which involves encasing surplus plutonium in glass or ceramic material for disposal; and (2) MOX fuel, which involves blending small amounts of plutonium into uranium oxide for use in commercial nuclear power plants. Many of the concerns raised in the proposal have been examined extensively by the DOE and were taken into account in adopting this program. In addition, the Company's nuclear plants are recognized by both the United States Nuclear Regulatory Commission and the nuclear industry as among the best in the industry. As a result, the Company believes that Limerick and Peach Bottom are excellent choices for potential use of MOX fuel.

PECO Energy supports the United States government's efforts to reduce global stockpiles of weapons-usable material that could present a threat to national and international security. In addition, PECO Energy may be able to benefit by substantially reducing its cost of fuel. In a Company letter to the DOE, PECO Energy publicly indicated a potential willingness to participate in a program supporting the non-proliferation goal. The Company, however, made it clear to the DOE that PECO Energy will not use MOX fuel unless the Company is guaranteed a net economic benefit. Furthermore, the Company will not use MOX fuel unless it is convinced that safety, environmental and security matters are adequately addressed.

This proposal, however, would unfairly prevent the Company from even considering participation in such a program.

The Board of Directors Recommends a Vote "AGAINST" Proposal 3.

                   B E N E F I C I A L   O W N E R S H I P

This table indicates how much common stock the directors and officers owned as of December 31, 1997.

-------------------------------------------------------------------------------
                                AGGREGATE NUMBER OF              TOTAL NUMBER
                                SHARES BENEFICIALLY  PECO STOCK  OF SHARES AND
NAME                                 OWNED (A)        DEFERRED  DEFERRED STOCK
-------------------------------------------------------------------------------
Susan W. Catherwood, Director         12,359           4,638        16,997
-------------------------------------------------------------------------------
Daniel L. Cooper, Director               227             421           648
-------------------------------------------------------------------------------
M. Walter D'Alessio, Director         12,083           6,598        18,681
-------------------------------------------------------------------------------
G. Fred DiBona, Jr., Director            500 (B)         736         1,236
-------------------------------------------------------------------------------
James W. Durham, Officer             142,820               0       142,820
-------------------------------------------------------------------------------
R. Keith Elliott, Director               500             736         1,236
-------------------------------------------------------------------------------
Richard H. Glanton, Director           5,817 (B)       2,601         8,418
-------------------------------------------------------------------------------
Rosemarie B. Greco, Director (E)           0               0             0
-------------------------------------------------------------------------------
Kenneth G. Lawrence, Officer          71,315               0        71,315
-------------------------------------------------------------------------------
John Madara, Officer                  89,053               0        89,053
-------------------------------------------------------------------------------
Kinnaird R. McKee, Director            7,363 (C)       6,437        13,800
-------------------------------------------------------------------------------
Corbin A. McNeill, Jr.,
   Director and Officer              357,366 (B)           0       357,366
-------------------------------------------------------------------------------
John M. Palms, Ph.D., Director        10,558           4,458        15,016
-------------------------------------------------------------------------------
Joseph F. Paquette, Jr.,
   Director                          271,433 (B)         361       271,794
-------------------------------------------------------------------------------
Ronald Rubin, Director                12,359 (B)       6,553        18,912
-------------------------------------------------------------------------------
Dickinson M. Smith, Officer          189,703               0       189,703
-------------------------------------------------------------------------------
Robert Subin, Director                 6,437           2,113         8,550
-------------------------------------------------------------------------------
Directors and Officers
   as a group (37)                 2,344,981 (D)      35,652     2,380,633
-------------------------------------------------------------------------------

NOTE A--The shares shown include 2,225,453 shares of Common Stock which may be acquired within 60 days upon the exercise of stock options granted under the Company's Long-Term Incentive Plan.

NOTE B--Does not include an aggregate of 489,093 shares of Common Stock held under PECO Energy Company's Service Annuity Plan. Messrs. DiBona, Glanton, McNeill, Paquette and Rubin are members of the Executive Committee which monitors the investment policy and performance of the investments under the Plan.

NOTE C--In addition, Admiral McKee owns 600 shares of 9% Cumulative Monthly Preferred Securities (MIPS).

NOTE D--Beneficial ownership represents 1.05 percent of the shares of Common Stock outstanding.

NOTE E--Ms. Greco was elected to the Board on February 23, 1998 and was not a member as of December 31, 1997.

                     B O A R D   O F   D I R E C T O R S

[PHOTO: CORBIN A. McNEILL, JR.]

[PHOTO: SUSAN W. CATHERWOOD*]

[PHOTO: DANIEL L. COOPER]

[PHOTO: M. WALTER D'ALESSIO]


CORBIN A. McNEILL, JR.                                 Director since 1990
Mr. McNeill, age 58, is Chairman, President and Chief Executive Officer of PECO Energy Company. He was elected Executive Vice President, Nuclear in 1988, President and Chief Operating Officer in 1990, Chief Executive Officer in 1995 and Chairman in 1997. Before joining the Company in 1988, he was Senior Vice President, Nuclear of Public Service Electric and Gas Company.


SUSAN W. CATHERWOOD*                                   Director since 1988
Ms. Catherwood, age 54, is Chairman of the Trustee Board, University of Pennsylvania Medical Center and Health System and Vice Chairman of the Board of the University of Pennsylvania. She was formerly Chairman of the Board of Overseers of the University of Pennsylvania Museum. Ms. Catherwood is also a director of the Glenmede Corporation, the Glenmede Trust Company, the Glenmede Trust Company of New Jersey and the Pew Charitable Trusts.


DANIEL L. COOPER                                       Director since 1997
Admiral Cooper, age 62, is the former Vice President and General Manager, Nuclear Services Division of Gilbert/Commonwealth, Inc. He is also Chairman of the Advisory Board of Applied Research Laboratory, Penn State University. He retired from the Navy in 1991 as Assistant Chief of Naval Operations (Undersea Warfare). His career included service as Commander, Submarine Force, of the U.S. Atlantic Fleet and Director of Navy Program Planning. He is also director and Vice Chairman of the Board of USAA insurance company.


M. WALTER D'ALESSIO                                    Director since 1983
Mr. D'Alessio, age 64, is President and Chief Executive Officer of Legg Mason Real Estate Services, commercial mortgage banking and pension fund advisors. He is also a director of the Philadelphia Beltline Railroad, Independence Blue Cross and the Brandywine Real Estate Investment Trust.

*Nominee for election

                     B O A R D   O F   D I R E C T O R S

[PHOTO: G. FRED DiBONA, JR.*]

[PHOTO: R. KEITH ELLIOTT*]

[PHOTO: RICHARD H. GLANTON]


G. FRED DiBONA, JR.*                                   Director since 1997
Mr. DiBona, age 47, is President and Chief Executive Officer of Independence Blue Cross, a health insurance organization. He also serves as Chairman, President and Chief Executive Officer of Keystone Health Plan East, a subsidiary of Independence Blue Cross. He is past chairman of the national Blue Cross and Blue Shield Association. He is also a director of Tasty Baking Company and Philadelphia Suburban Corporation.


R. KEITH ELLIOTT*                                      Director since 1997
Mr. Elliott, age 56, is Chairman and Chief Executive Officer of Hercules Incorporated, which produces chemicals and related products. Before joining Hercules, he was Senior Vice President and Chief Financial Officer of Engelhard Corporation. He is also a director of Hercules Incorporated and Wilmington Trust Company.


RICHARD H. GLANTON(1)                                  Director since 1991
Mr. Glanton, age 51, is a partner of the law firm of Reed Smith Shaw & McClay, L.L.P. and serves as General Counsel of Lincoln University. He is also a director of General Accident Insurance Company of North America, Philadelphia Suburban Corporation, Philadelphia Suburban Water Company, Wackenhut Corrections Corporation and former president and director of the Barnes Foundation.

*Nominee for election

(1) Richard H. Glanton is a partner of the law firm of Reed Smith Shaw & McClay, which provided legal services to the Company during 1997. Under the Board's conflict of interest policy, the Board specifically reviewed the proposal to engage Mr. Glanton's partner to perform particular legal services and concluded that the representation was in the best interest of the Company.

                     B O A R D   O F   D I R E C T O R S

[PHOTO: ROSEMARIE B. GRECO]

[PHOTO: KINNAIRD R. McKEE]

[PHOTO: JOHN M. PALMS*]


ROSEMARIE B. GRECO                                     Director since 1998
Ms. Greco, age 51, is the former President of CoreStates Financial Corporation and Chief Executive Officer, a director and President of CoreStates Bank, N.A. Previously, she served as President and Chief Executive Officer of Fidelity Bank and Senior Executive Vice President and Chief Retail Officer of First Fidelity Bancorporation. She is also a director of Sun Company, General Accident Insurance Company USA and The Pennsylvania Real Estate Investment Trust.


KINNAIRD R. McKEE                                      Director since 1989
Admiral McKee, age 68, retired from the Navy as Director, U.S. Navy Nuclear Propulsion in 1988. His career included service as Director of Naval Warfare, Commander of the U.S. Third Fleet, Superintendent of the U.S. Naval Academy and Commander Submarine Forces Mediterranean. He is also a director of Entergy Corporation.


JOHN M. PALMS, Ph.D.*                                  Director since 1990
Dr. Palms, age 62, is President of the University of South Carolina and Professor of Physics. He previously served as President of Georgia State University and was the Charles Howard Chandler Professor of Physics and Vice President for Academic Affairs of Emory University. He is also director of Fortis, Inc., Policy Management Systems Corporation, Chairman of the Board of Trustees of the Institute for Defense Analysis and a member of the Advisory Council for the Institute of Nuclear Power Operations.

*Nominee for election

                     B O A R D   O F   D I R E C T O R S

[PHOTO: JOSEPH F. PAQUETTE, JR.*]

[PHOTO: RONALD RUBIN]

[PHOTO: ROBERT SUBIN]


JOSEPH F. PAQUETTE, JR.*                               Director since 1988
Mr. Paquette, age 63, retired as Chairman of the Board in 1997 and currently serves as Chairman of the Executive Committee. During his career with the Company, he held the positions of President, Chief Executive Officer and Chief Operating Officer. Prior to 1988, he was President of CMS Energy Corporation in Michigan and President and Chief Operating Officer of its principle subsidiary, Consumers Power Company. He is also a director of Associated Electric & Gas Insurance Services Limited, AAA Mid-Atlantic Inc. and Keystone Insurance Companies.


RONALD RUBIN                                           Director since 1988
Mr. Rubin, age 66, is Chief Executive Officer of The Pennsylvania Real Estate Investment Trust, a real estate management and development company. In 1997, the Rubin Organization, Inc. was acquired by the Pennsylvania Real Estate Investment Trust. He is a former director of Continental Bank and Midlantic Bank.


ROBERT SUBIN                                           Director since 1994
Mr. Subin, age 59, is Senior Vice President - Global Sourcing & Engineering for Campbell Soup Company. During his career at Campbell Soup Company, he has held the positions of Senior Vice President - Finance, President of the Bakery and Confectionery Division, President of the International Specialty Foods Division, and President of the Campbell Europe/America Division.

*Nominee for election

                               B O A R D   C O M M I T T E E S
----------------------------------------------------------------------------------------------
                                 COMMITTEE MEMBERSHIP ROSTER
----------------------------------------------------------------------------------------------
                                              CORPORATE                                PUBLIC
NAME              BOARD  AUDIT  COMPENSATION  GOVERNANCE  EXECUTIVE  FINANCE  NUCLEAR  AFFAIRS
----------------------------------------------------------------------------------------------
C. A. McNeill, Jr.  X*                                        X                           X*
----------------------------------------------------------------------------------------------
S. W. Catherwood    X      X*                      X
----------------------------------------------------------------------------------------------
D. L. Cooper        X                                                            X
----------------------------------------------------------------------------------------------
M. W. D'Alessio     X      X                       X*                   X                 X
----------------------------------------------------------------------------------------------
G. F. DiBona, Jr.   X                X                        X                           X
----------------------------------------------------------------------------------------------
R. K. Elliott       X      X                                            X*
----------------------------------------------------------------------------------------------
R. H. Glanton       X                              X          X                           X
----------------------------------------------------------------------------------------------
R. B. Greco(1)      X
----------------------------------------------------------------------------------------------
K. R. McKee         X      X                       X                             X
----------------------------------------------------------------------------------------------
J. M. Palms         X      X         X                                           X*
----------------------------------------------------------------------------------------------
J. F. Paquette, Jr. X                                         X*        X                 X
----------------------------------------------------------------------------------------------
R. Rubin            X                X                        X                           X
----------------------------------------------------------------------------------------------
R. Subin            X                X*            X
----------------------------------------------------------------------------------------------
No. of Meetings
  in 1997          11      4         2             4          5         6       11        8
----------------------------------------------------------------------------------------------

*chairperson


Audit: Reviews auditing, accounting, financial reporting and internal control functions. Also reviews officers' and directors' expenses, corporate code of conduct and environmental and legal compliance matters. This committee recommends the independent public accountants and approves the scope of the annual audit by the independent accountants and internal auditors. All members of this committee are non-employee directors. The committee meets outside of the presence of management for portions of its meetings with both the independent accountants and the internal auditors.

Compensation: Reviews the executives' compensation and administers and oversees the employee benefit plans and programs. The committee makes compensation decisions, which are reviewed by the full Board, regarding the positions of Chairman, Chief Executive Officer, President, Senior Vice President, Vice President and Corporate Secretary. The committee utilizes the services of an independent compensation consultant who reports directly to the committee. All members are non-employee directors.

Corporate Governance: Considers and recommends nominees for election as directors. Reviews and makes recommendations on Board and committee structure, membership, functions, compensation and effectiveness. Oversees management succession planning and development programs on behalf of the Board. Establishes the job description and performance criteria of the Chief Executive Officer and performs an initial evaluation of the CEO's performance for the Board. All members are non-employee directors.

(1)Ms. Greco was elected to the Board on February 23, 1998 and she will not be assigned to any committees until April 8, 1998.

Executive: Acts on behalf of the Board during intervals between meetings. If any member of the committee feels that a matter should be addressed by the Board rather than the committee, it is then submitted to the Board. This committee currently has responsibility of overseeing the management of the Service Annuity Fund. In 1998, this responsibility will be transferred to the Finance Committee.

Finance: Reviews and makes recommendations to the Board concerning significant financial matters and business opportunities. Beginning in 1998, this committee will serve as the fiduciary of the Company's qualified pension and savings plans, establishing the investment policy and reviewing the transactions and performance of the investment managers. All members are non-employee directors.

Nuclear: Oversees nuclear operations of the Company for safety, reliability and quality and effectiveness of management and management systems. The committee engages the services of an independent consultant to assist it in performing its functions.

Public Affairs: Advises management on matters of legislative, regulatory and public policy.

Each director attended more than seventy-five percent of the meetings of the Board and the meetings of committees of which he or she was a member, except Mr. Cooper who became a member of the Board on June 23, 1997.


                            BOARD COMPENSATION

Employee directors receive no compensation, other than their normal salary, for serving on the Board or its committees.

The Company's total compensation target for directors who are not officers of the Company is the lowest 25th percentile of the general industry average. Directors are paid in cash and deferred stock units as set forth below, and are reimbursed expenses, if any, for attendance at meetings:

    $21,000 Annual Board retainer
    $ 1,000 Meeting Fee
    $ 2,000 Annual retainer for Chairmanship of Audit, Executive, Nuclear and
            Special Committees
    $ 1,000 Annual retainer for Chairmanship of Compensation, Corporate
            Governance and Finance Committees
        715 Deferred stock units

Directors are required to own at least 3,000 shares of PECO Energy Company common stock or stock units within three years after their election to the Board.

Effective January 1997, the Company terminated all future retirement benefit accruals and stock option grants for non-employee directors. Accrued benefits under the previous retirement plan have been replaced with a one-time grant of deferred stock units equal to the January 1997 value of all accrued benefits. The anticipated value of future benefits under the previous retirement plan have been replaced with annual grants of 715 deferred stock units. Each deferred stock unit is the right to receive one share of PECO Energy Company stock at retirement. Prior to retirement, deferred stock units accrue dividend equivalents for each year the director serves on the Board. Upon retirement, the director can receive the accumulated shares in a lump sum or spread the distribution over a period of up to ten years.

Directors may elect to receive all or a portion of their compensation in stock or to defer receiving it until retirement, death or until they no longer serve as director. Deferred compensation is placed in an unfunded account and credited with interest, equal to the amount that would have been earned had the compensation been invested in one or more of eight designated mutual funds. The deferred amounts and accrued interest are unfunded obligations of the Company and cannot be distributed to the director (except to meet a financial hardship) until he or she reaches 65, retires or is no longer a director.

In 1997, non-employee directors, including the three directors who have resigned, received $573,500 as a group. At its February 9, 1998 meeting, the Corporate Governance Committee reviewed the overall level of director compensation and found no changes were warranted.

   R E P O R T   O F   T H E   C O M P E N S A T I O N   C O M M I T T E E


WHAT IS OUR COMPENSATION PHILOSOPHY?

The objectives of PECO Energy's Executive Compensation Program are to motivate and reward senior management for achieving high levels of operational excellence and shareholder returns. As a result of deregulation of the utility industry, the Company is directing its focus to compensating executives competitively across utility and general industry sectors. This philosophy reflects a commitment to attract and retain key executives, ensure positive business performance and continued growth in shareholder value.

The Compensation Committee, composed of non-employee directors, has the responsibility of administering executive compensation programs, policies and practices.

There are three parts to PECO Energy's Executive Compensation Program:

    o Base Salary;
    o Annual Bonuses; and
    o Long-Term Incentives.

These three parts balance short-term, mid-term and long-term business objectives and align executive financial rewards with those of the Company's shareholders.

Annual incentives are awarded for the successful achievement of the Company's financial and operational goals established at the beginning of each year.

Long-term incentives are granted in the form of stock options and restricted stock. These awards tie the executives' financial rewards directly to increased shareholder value.


WHAT FACTORS DO WE CONSIDER IN DETERMINING OVERALL COMPENSATION?

Compensation levels for the Company's executives are reviewed each year by a nationally recognized, independent consulting firm. A survey of large, general industry companies, adjusted for PECO Energy Company's size, including the majority of companies in the "Fortune 500," is prepared and presented to the Compensation Committee. The Compensation Committee uses this information, along with individual performance and the Company's overall financial condition, to make decisions on each executive's overall compensation.


HOW DO WE DETERMINE BASE SALARY?

Base salaries for the Company's executives are determined by individual performance and by comparisons to the salaries of executives in comparable positions found in the utility and general industry sectors. The goal for the Base Salary component is to pay competitively with comparable markets to attract and retain key executives. Executive salaries are targeted to correspond to approximately the median (50th percentile) salaries of the companies identified and surveyed.

MR. MCNEILL'S 1997 BASE SALARY: In 1997, Mr. McNeill was named Chairman of the Board, in addition to his role as Chief Executive Officer and President. The Committee determined Mr. McNeill's base salary as Chairman, CEO and President by considering:

    o an analysis of competitive CEO compensation in general industry and utility companies;
    o input from outside consulting firms, which review competitive data and estimate a competitive level of base pay;
    o performance achieved against financial goals in 1996;
    o the implementation of PECO Energy's strategic plans.

OTHER NAMED EXECUTIVES' 1997 BASE SALARY: The base pay for the other Named Executive Officers listed in the table on page 19 was determined by their individual performance and by considering comparable compensation data from the industry surveys referred to above.


HOW ARE ANNUAL BONUSES DETERMINED?

Under the PECO Energy Company Management Incentive Compensation Plan (MICP), annual bonuses are paid to executives based on a combination of the achievement of pre-determined corporate and business unit-specific goals and individual performance. The objective of the MICP is to tie executive bonuses to achievement of key goals of the Company and the executive's particular business unit.

Corporate and business unit goals are established each year and are based on critical business factors necessary to achieve a balance of short-term, mid-term and long-term strategic business objectives. These goals are incorporated into a number of factors designed to measure corporate and business unit performance. These key performance factors are Financial, Customer, Internal, and Innovation measures, which are described below.

1997 BONUS PAYOUT LEVEL: The Committee approved the 1997 MICP pool at 86% of the target level. For 1997, the corporate performance for each measure was as follows:

    o Financial : Earnings Per Share, Cash Flow
    o Customer : Customer Satisfaction
    o Internal : Employee Commitment, Diversity
    o Innovation : Implementation of Strategic Architecture

For 1997, these goals accounted for 100% of the corporate performance factor for Messrs. McNeill and Paquette. The other Named Executive Officers listed in the table on page 19 are measured on a combination of corporate and business unit specific goals, as listed in the following table:


         EXECUTIVE                   FACTORS         WEIGHTING (%)
         ---------                   -------         -------------
         Mr. McNeill                 Corporate           100%
         Mr. Paquette
         Messrs. Smith, Lawrence     Corporate            65%
           and Madara                Business Unit        35%
         Mr. Durham                  Corporate            75%
                                     Business Unit        25%

MR. MCNEILL'S 1997 BONUS: In evaluating Mr. McNeill's performance, the Committee considered the goals that were achieved in the MICP, including cash flow, customer satisfaction, employee commitment, female diversity and the achievement of the targets under the development of a long-term strategic plan. However, these positive results were reduced by under-performance of the earnings-per-share goal. In arriving at Mr. McNeill's bonus, the Committee factored in his leadership in repositioning the Company for the future, including: 1) the establishment of a new corporate vision and strategic architecture; 2) the implementation of the strategic architecture through several new business initiatives, including the formation of EnergyOne, the negotiation of contracts for the provision of nuclear operations and management assistance at the Millstone and Clinton nuclear generating stations, the formation of AmerGen with British Energy; and 3) the achievement of a proposed settlement among major constituent parties in the Company's restructuring proceeding.

A final 1997 MICP payout to Mr. McNeill of $330,200 was approved by the Committee.

OTHER NAMED EXECUTIVE OFFICERS' 1997 BONUSES: The final 1997 MICP payouts as approved by the Committee for the other four Named Executive Officers and Mr. Paquette were an aggregate of $639,061 for the group and were determined in accordance with the MICP and each individual's performance.


HOW IS COMPENSATION USED TO FOCUS MANAGEMENT ON LONG-TERM VALUE CREATION?

In 1997, the shareholders approved an amended Long-Term Incentive Plan.
The amended Plan awards performance-based grants and provides the Company flexibility in its executive compensation practices in anticipation of a competitive, deregulated business environment. For 1998, the Plan is divided into two segments: mid-term and long-term incentives.

Mid-term incentives are awarded to retain key executives engaged in repositioning the Company. Awards are determined upon the successful completion of strategic goals designed to achieve long-term business success and increased shareholder value. Depending upon the Company's progress each year, the Committee may award restricted stock with prohibitions on sale or transfer until the restrictions lapse. In 1999, the Committee will evaluate the Company's performance during 1998 to determine the amount of restricted stock to award. The award of restricted stock replaces the Dividend Equivalents.

MR. MCNEILL'S AND THE OTHER NAMED EXECUTIVE OFFICERS' DIVIDEND EQUIVALENT
AWARDS: Based on the Company's Total Shareholder Return over the three-year period 1995-97 relative to the fifty largest utilities, Mr. McNeill had the opportunity to earn up to $390,375 in dividend equivalents and the other Named Executive Officers had the opportunity to earn in the aggregate up to $947,455 in dividend equivalents. Based on the Company's actual results, Mr. McNeill and the other Named Executive Officers received no awards under this plan.

Long-term incentives are granted in the form of Stock Options. The purpose of Stock Options is to align compensation directly to increases in shareholder value. Individuals receiving options are given the right to buy a fixed number of shares of Company stock, at a fixed price (the closing price of the Company's common stock on the date of grant) during a specified period of time. In order to be able to exercise the Stock Options, the stock price must rise to a level previously determined by the Compensation Committee.

STOCK OWNERSHIP GUIDELINES

PECO Energy is committed to strengthening the alignment of its executives' financial interests with those of its shareholders. Officers of the Company are required to own the following levels of stock:

                                                  STOCK
               POSITION                     OWNERSHIP LEVELS
               --------                     ----------------
        Chairman, CEO and President         4 times salary
        Senior Vice Presidents              2 times salary
        Other Officers                      1 times salary

Officers must meet the required levels of stock ownership by February 2002 or five years from their election as an officer of the Company, whichever is later.


CAN WE DEDUCT EXECUTIVE COMPENSATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE?

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain executive compensation in excess of $1.0 million per year. The Compensation Committee reviewed the Company's current compensation plans and practices and concluded that it was entitled to deduct executive compensation under Section 162(m).


ARE THE COMPANIES USED IN THE EXECUTIVE COMPENSATION COMPARISON AND IN THE SHAREHOLDER RETURN COMPARISON THE SAME?

The shareholder return comparison companies are those included in the Dow Jones Utility Average. For 1997, the companies used for executive pay comparisons are major electric utilities. Seventy percent of the companies in the Dow Jones Utility Average (excluding PECO Energy) are used for executive compensation and performance compensation purposes.


WHAT WAS THE COMPANY'S CUMULATIVE SHAREHOLDER RETURN?

As noted on the graph shown on page 18, an investment of $100 in the Company's Common Stock on December 31, 1992 would have grown in value to $127.17 assuming reinvestment of dividends, at December 31, 1997. For the five-year period ending December 31, 1997, the total cumulative return for holders of the Company's Common Stock amounted to approximately 27%, or the equivalent of 4.93% per year compounded. That return was below the comparable Dow Jones Utility Average and both indices were substantially below the return of the Standard & Poor's 500 Stock Index.


                                              COMPENSATION COMMITTEE
                                              Robert Subin, Chairman
                                              G. Fred DiBona, Jr.
                                              John M. Palms, Ph.D.
                                              Ronald Rubin

                      P E R F O R M A N C E   G R A P H

                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

The performance chart below illustrates a five-year comparison of cumulative total returns based on an initial investment of $100 in PECO Energy Company Common Stock as compared with the S&P 500 Stock Index and the Dow Jones Utility Average for the period 1993 through 1997.

                      [ID: GRAPHIC, PERFORMANCE GRAPH]

                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                                  1993-1997

DOLLARS                                                             DOLLARS
 $300                                                                 $300
 $250                     ID: LINE GRAPH SHOWING                      $250
 $200                   PECO ENERGY (as solid rule)                   $200
 $150                       S&P 500 (as dashes)                       $150
 $100                  DJ UTILITIES (as dot leaders)                  $100
 $ 50                                                                 $ 50
 $  0                                                                 $  0
          1993        1994         1995        1996         1997


---------------------------------------------------------------------------
                                             DECEMBER 31,
---------------------------------------------------------------------------
                             1992    1993    1994    1995    1996    1997
---------------------------------------------------------------------------
PECO Energy Company        $100.00  121.56  104.40  136.42  122.15  127.17
---------------------------------------------------------------------------
S&P 500 Stock Index        $100.00  110.08  111.53  153.45  188.68  251.64
---------------------------------------------------------------------------
Dow Jones Utility Average  $100.00  109.63   92.87  122.57  133.72  164.47
---------------------------------------------------------------------------

Assumptions:
1. $100 invested on December 31, 1992 in PECO Energy Company Common Stock, S&P 500 Stock Index and Dow Jones Utility Average.
2. All dividends are reinvested.

             S U M M A R Y   C O M P E N S A T I O N   T A B L E

                     COMPENSATION OF EXECUTIVE OFFICERS
----------------------------------------------------------------------------------------------------------------
                                                                         Long-Term Compensation
                                                                 ---------------------------------
                                  Annual Compensation                    Awards          Payouts
----------------------------------------------------------------------------------------------------------------
                                                                                        Long-Term
                                                                 Restricted             Incentive
                                                                    Stock                 Plan      All Other
Name and                                                           Award(s)  Options     Payouts  Compensation
Principal Position       Year   Salary ($)   Bonus ($)   Other ($)   ($)       (#)         ($)      ($)(A)
----------------------------------------------------------------------------------------------------------------
Corbin A. McNeill, Jr.   1997    551,112      330,200        0        0       50,000           0     3,200
 Chairman of the Board,  1996    505,440      218,868        0        0       50,000           0     1,500
 President and Chief     1995    444,986      272,675        0        0       50,000     153,300     1,500
 Executive Officer
----------------------------------------------------------------------------------------------------------------
Dickinson M. Smith       1997    340,372      139,933        0        0       20,000           0     3,200
 President,              1996    322,273      103,664        0        0       20,000           0     1,500
 PECO Nuclear and        1995    264,495      117,335        0        0       20,000      76,650     1,500
 Chief Nuclear Officer
----------------------------------------------------------------------------------------------------------------
Joseph F. Paquette, Jr.  1997    269,512      198,100        0        0       50,000           0   211,367(B)
 Chairman of the Board   1996    528,006      285,480        0        0       50,000           0     1,500
 (Retired July 1, 1997)  1995    497,614      400,119        0        0       50,000     219,000     1,500
----------------------------------------------------------------------------------------------------------------
James W. Durham          1997    294,639      111,733        0        0       20,000           0     3,200
 Senior Vice President   1996    289,966       92,695        0        0       20,000           0     1,500
 and General Counsel     1995    273,992      119,591        0        0       20,000      76,650     1,500
----------------------------------------------------------------------------------------------------------------
Kenneth G. Lawrence      1997    255,126      107,142        0        0       20,000           0     3,200
 Senior Vice President,  1996    233,294       92,695        0        0       20,000           0     1,500
 Local Distribution      1995    209,874      114,807        0        0       20,000      58,425     1,500
 Company
----------------------------------------------------------------------------------------------------------------
John M. Madara           1997    220,332       83,153        0        0       20,000           0     3,200
 Senior Vice President,  1996    192,047       75,412        0        0       20,000           0     1,500
 Power Generation Group  1995    181,244       97,287        0        0       20,000      58,425     1,500
----------------------------------------------------------------------------------------------------------------

(A) Amounts shown represent matching contributions by the Company under the PECO Energy Company Employee Savings Plan.
(B) Also includes the dollar value of banked vacation/leave which, prior to 1998, each employee received upon retirement.

                        O P T I O N   G R A N T S   I N   1 9 9 7
------------------------------------------------------------------------------------------
                                                                               Grant Date
                                              Individual Grants (A)              Value
                                            -----------------------            -----------
                               Number of    % of Total
                               Securities   Options                             Grant Date
                               Underlying   Granted to  Exercise or             Present
                               Options      Employees   Base Price   Expiration Value
Name                           Granted (#)  in 1997     ($/SH)       Date       ($)(B)
------------------------------------------------------------------------------------------
Corbin A. McNeill, Jr.         50,000       5.7         $22.25       02/23/07   $148,305
 Chairman of the Board,
 President and Chief
 Executive Officer
------------------------------------------------------------------------------------------
Dickinson M. Smith.
 President,                    20,000       2.3          22.25       02/23/07     59,322
 PECO Nuclear and
 Chief Nuclear Officer
------------------------------------------------------------------------------------------
Joseph F. Paquette, Jr.        50,000       5.7          22.25       07/01/97    148,305
 Chairman of the Board
 (Retired July 1, 1997)
------------------------------------------------------------------------------------------
James W. Durham                20,000       2.3          22.25       02/23/07     59,322
 Senior Vice President
 and General Counsel
------------------------------------------------------------------------------------------
Kenneth G. Lawrence            20,000       2.3          22.25       02/23/07     59,322
 Senior Vice President,
 Local Distribution Company
------------------------------------------------------------------------------------------
John M. Madara                 20,000       2.3          22.25       02/23/07     59,322
 Senior Vice President,
 Power Generation Group
------------------------------------------------------------------------------------------

(A) Such options became exercisable in full on February 24, 1998, one year after the date of grant.
(B) Values indicated are an estimate based on the Black-Scholes option pricing model. Although executives risk forfeiting these options under certain circumstances, these risks are not factored into the calculated values. The actual value realized will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty that the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

    Assumptions used for the Black-Scholes model are as of December 31, 1997 and are as follows:

               Risk-free interest rate      6.39%
               Volatility                    .195
               Dividend yield               6.20%
               Time of exercise          10 years

                       O P T I O N   E X E R C I S E S
                     A N D   Y E A R - E N D   V A L U E

This table shows the number and value of stock options (exercised and unexercised) for the Named Executive Officers during 1997. Value is determined using the market value of the Company's common stock at the year-end price of $25.25 per share, minus the value of the common stock at the exercise price. All options whose exercise price exceeds the market value are valued at zero.

---------------------------------------------------------------------------------
                                                        Number of
                                                       Securities      Value of
                                                       Underlying     Unexercised
                                                       Unexercised   In-the-Money
                                                       Options at     Options at
                                                        12/31/97       12/31/97
---------------------------------------------------------------------------------
                             Shares
                            Acquired                       (#)            ($)
                               on         Value        Exercisable    Exercisable
Name                      Exercise (#)  Realized ($)  Unexercisable  Unexercisable
---------------------------------------------------------------------------------
Corbin A. McNeill, Jr.         0             0          E 298,500      E $339,500
 Chairman of the Board,                                 U  50,000      U  100,000
 President and Chief
 Executive Officer
---------------------------------------------------------------------------------
Dickinson M. Smith             0             0          E 164,753      E  263,525
 President,                                             U  20,000      U   40,000
 PECO Nuclear and
 Chief Nuclear Officer
---------------------------------------------------------------------------------
Joseph F. Paquette, Jr.        0             0          E 240,000      E        0
 Chairman of the Board                                  U       0      U        0
 (Retired July 1, 1997)
---------------------------------------------------------------------------------
James W. Durham                0             0          E 110,000      E        0
 Senior Vice President                                  U  20,000      U   40,000
 and General Counsel
---------------------------------------------------------------------------------
Kenneth G. Lawrence            0             0          E  48,000      E        0
 Senior Vice President                                  U  20,000      U   40,000
 Local Distribution
 Company
---------------------------------------------------------------------------------
John M. Madera                 0             0          E  68,000      E        0
 Senior Vice President                                  U  20,000      U   40,000
 Power Generation Group
---------------------------------------------------------------------------------

                       R E T I R E M E N T   P L A N S

The following table shows the estimated annual retirement benefit payable on a straight-life annuity basis to participating employees, including officers, in the earnings and year of service classifications indicated, under the Company's non-contributory retirement plans. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.


-----------------------------------------------------------------------------------------
                                             Pension Plan Table
               --------------------------------------------------------------------------
Average Annual
 Compensation                                 Years of Service
 for Highest
 Consecutive   --------------------------------------------------------------------------
 Five Years    10 Years   15 Years   20 Years   25 Years   30 Years   35 Years   40 Years
-----------------------------------------------------------------------------------------
$  100,000     $ 19,474   $ 26,712   $ 33,949   $ 41,186   $ 48,423   $ 56,660   $ 62,897
   200,000       39,974     54,962     69,949     84,936     99,923    114,910    129,897
   300,000       60,474     83,212    105,949    128,686    151,423    174,160    196,897
   400,000       80,974    111,462    141,949    172,436    202,923    233,410    263,897
   500,000      101,474    139,712    177,949    216,186    254,423    292,660    330,897
   600,000      121,974    167,962    213,949    259,936    305,923    351,910    397,897
   700,000      142,474    196,212    249,949    303,686    357,423    411,160    464,897
   800,000      162,974    224,462    285,949    347,436    408,923    470,410    531,897
   900,000      183,474    252,712    321,949    391,186    460,423    529,660    598,897
 1,000,000      203,974    280,962    357,949    434,936    511,923    588,910    665,897
-----------------------------------------------------------------------------------------

Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 19 for the Named Executive Officers. The calculation of retirement benefits under the plans is based upon average earnings for the highest consecutive five-year period.

Messrs. McNeill, Smith, Durham, Lawrence and Madara have 30, 20, 18, 28 and 30 credited years of service, respectively, under the Company's pension program. Mr. Smith and Mr. Durham are each being granted one year of additional service, for purposes of calculating their benefits under the Company's pension program, for each year of service up to a maximum of 10 additional years.

The Internal Revenue Code of 1986, as amended, limits the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has supplemental plans which authorize the payment out of general funds of the Company of any benefits calculated under provisions of the applicable retirement plan which may be above these limits.

                      O T H E R   I N F O R M A T I O N

CHANGE-OF-CONTROL AGREEMENTS: The Company has entered into change-of-control agreements with most of its executive officers, including the individuals named in the Summary Compensation Table. The purpose of the agreements is to assure the objective judgment, and to retain the loyalties, of key executives when the Company is faced with a potential change of control by providing for a continuation of compensation (salary and bonus), health and other benefits for a maximum period of three years.

In addition, the Company's Long-Term Incentive Plan provides that if there is a change of control, restrictions on participant stock options and restricted stock grants lapse. The Company has also entered into two trust agreements to provide for the payment of retirement benefits and deferred compensation benefits of directors and officers that include provisions requiring full funding in the event of a change of control.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The federal securities laws require the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all of the Company's directors and executive officers made the required filings.

DISCRETIONARY VOTING AUTHORITY: A shareholder submitted a proposal to adopt a policy on graffiti removal. The proposal was submitted too late for inclusion in the proxy statement and it was excluded under the rules of the Securities and Exchange Commission. In the event such proposal were to properly come before the 1998 Annual Meeting, it is the intention of the individuals serving as proxies to vote against the proposal. The Board of Directors knows of no other matters to be presented for action at the meeting. As to any other matters that may properly come before the meeting, it is the intention of the individuals serving as proxies to vote on such matters in accordance with their best judgment. Your signed proxy card gives authority to M. Walter D'Alessio, R. Rubin and J. Barry Mitchell to vote on such matters.

                  VALLEY FORGE CONVENTION CENTER DIRECTIONS

BY CAR: FROM PHILADELPHIA: Take the Schuylkill Expressway to Exit 25 (Mall Boulevard). Bear right at first light onto Mall Boulevard. Turn right at next light onto North Gulph Road and proceed approximately 1-1/2 miles to the fourth traffic light at First Avenue. The Valley Forge Convention Plaza sign is on the right.

FROM PENNSYLVANIA TURNPIKE: Take Turnpike Exit 24 (Valley Forge).Take first exit immediately after toll (Exit 25--Valley Forge) to North Gulph Road and proceed approximately 1-1/2 miles to the fourth traffic light at First Avenue. The Valley Forge Convention Plaza sign is on the right.

FROM ROUTE 202: Take Pottstown Exit (422 West) to first exit (Bridgeport--Route 23 East) and proceed east on Route 23 (Valley Forge Road). Turn right at first light onto Moore Road. Turn right at next light onto First Avenue. Proceed to next light and turn right onto North Gulph Road. The Valley Forge Convention Plaza sign is on the right.

FROM ROUTE 422 EAST: Take King of Prussia Industrial Park Exit to light and turn left onto North Gulph Road. The Valley Forge Convention Plaza sign will be on the right, after the turn.

BY BUS: SEPTA (215-580-7800): Route 125 bus departs daily from Center City Philadelphia at both 16th Street and JFK Boulevard and at the 29th Street side of 30th Street Station. The bus stops at the Sheraton Plaza Hotel.


                              ENTRANCE LOCATION

Shareholders should use entrance 'C' to the Valley Forge Convention Center. This entrance is located on the northwest corner of the Sheraton Plaza Hotel and is handicap accessible.

             [ID -- AREA MAP OF VALLEY FORGE CONVENTION CENTER]

                                 APPENDIX OF
                         GRAPHIC AND IMAGE MATERIAL
                   OMITTED FROM ELECTRONIC FORMAT DOCUMENT
                   PURSUANT TO RULE 304 OF REGULATION S-T